UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 21, 2013

Apollo Group, Inc.
(Exact name of registrant as specified in its charter)

Arizona	0-25232	86-0419443
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4025 S. Riverpoint Parkway, Phoenix, Arizona		85040
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (480) 966-5394

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information
Item 2.02 Results of Operations and Financial Condition.
On October 22, 2013, Apollo Group, Inc. issued a press release announcing its financial results for the fiscal year ended August 31, 2013. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.
The information in Item 2.02 of this Form 8-K and the exhibit furnished herewith shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.
Section 5 – Corporate Governance and Management
Item 5.07  Submission of Matters to a Vote of Security Holders.
Action by Consent of Class B Shareholders
On October 21, 2013, the holders of Class B Common Stock (the “Class B Shareholders”) of Apollo Group, Inc. (the “Company”) adopted by written consent an amendment to the Company’s Amended and Restated Articles of Incorporation changing the Company’s name to Apollo Education Group, Inc. (the “Amendment”) as follows:

For	Against	Abstain	Broker Non-Vote
475,149	—	—	—
The Amendment was approved by the Company’s Board of Directors on September 26, 2013. The Amendment will be effective upon filing with the Arizona Corporation Commission approximately 10 days after notice of the Amendment is sent to the Company’s holders of Class A Common Stock, which is expected to occur on or about October 22, 2013. The Company’s NASDAQ ticker symbol will remain “APOL”.
Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
The following exhibit is furnished herewith:

Exhibit Number	Description
99.1	Text of press release of Apollo Group, Inc. dated October 22, 2013.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO GROUP, INC.

October 22, 2013	By:	/s/ Brian L. Swartz
Name: Brian L. Swartz
Title: Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Text of press release of Apollo Group, Inc. dated October 22, 2013.